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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
CURAGEN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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555 LONG WHARF DRIVE, 11TH FLOOR
NEW HAVEN, CONNECTICUT 06511

April 5, 2005

Dear Shareholder,

        You are cordially invited to attend the 2005 Annual Meeting of Shareholders of CuraGen Corporation to be held at 10:00 a.m. on Wednesday, May 4, 2005 at the Omni New Haven Hotel at Yale, located at 155 Temple Street, New Haven, Connecticut 06510.

        At the Annual Meeting, you will be asked to elect the Class I Directors of the Company to each serve for a three-year term of office or until their successors are duly elected and qualified. The Board of Directors recommends the approval of this proposal. Such other business will be transacted as may properly come before the Annual Meeting.

        We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to promptly mark, sign, date and return the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose, or to vote by telephone or via the Internet, pursuant to the instructions in this Proxy Statement. This will ensure your proper representation at the Annual Meeting.

Sincerely,

Jonathan M. Rothberg, Ph.D. Chief Executive Officer, President and Chairman of the Board
New Haven, Connecticut April 5, 2005

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

CURAGEN CORPORATION
555 LONG WHARF DRIVE, 11th FLOOR
NEW HAVEN, CONNECTICUT 06511
(203) 401-3330

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
MAY 4, 2005

To the Shareholders of CuraGen Corporation:

        The Annual Meeting of Shareholders of CuraGen Corporation, a Delaware corporation, will be held at 10:00 a.m. on Wednesday, May 4, 2005 at the Omni New Haven Hotel at Yale, located at 155 Temple Street, New Haven, Connecticut 06510 for the following purposes:

1.
To elect two Class I Directors to the Board of Directors, each to serve for a three-year term of office or until their successors are duly elected and qualified.

2.
To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

        These items of business are more fully described in the Proxy Statement accompanying this notice. Only Shareholders of record at the close of business on March 15, 2005 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. All Shareholders are invited to attend the Annual Meeting in person. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to promptly mark, sign, date and return the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose, or to vote by telephone or via the Internet, pursuant to the instructions in this Proxy Statement. Any Shareholder attending the Annual Meeting may vote in person even if the Shareholder has previously returned a proxy. A list of Shareholders of record will be available at the Annual Meeting and during the ten days prior to the Annual Meeting, at the office of the Corporate Secretary at the above address.

By Order of the Board of Directors

Elizabeth A. Whayland Vice President of Finance and Corporate Secretary
New Haven, Connecticut April 5, 2005

CURAGEN CORPORATION
TABLE OF CONTENTS

Page #
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
PROPOSAL ONE—ELECTION OF DIRECTORS	6
Board of Directors	8
Meetings and Committees of the Board of Directors	8
Compensation of the Board of Directors	10
Compensation Committee Interlocks and Insider Participation	11
MANAGEMENT AND EXECUTIVE COMPENSATION	12
Executive Officers	12
Summary Compensation Table	13
Option Grants in Last Fiscal Year	14
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values	14
Equity Compensation Plan Information	15
Employment Agreements, Termination of Employment and Change in Control Arrangements	15
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	18
PERFORMANCE GRAPH	21
REPORT OF AUDIT COMMITTEE	22
PRINCIPAL ACCOUNTANT FEES AND SERVICES	23
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23
CODE OF ETHICS AND CORPORATE CODE OF CONDUCT	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	24
OTHER BUSINESS	24
ANNUAL REPORT ON FORM 10-K	24
MAP AND DIRECTIONS TO OMNI NEW HAVEN HOTEL AT YALE	25

CURAGEN CORPORATION
555 LONG WHARF DRIVE, 11th FLOOR
NEW HAVEN, CONNECTICUT 06511
(203) 401-3330

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of CuraGen Corporation ("CuraGen" or the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Wednesday, May 4, 2005 at the Omni New Haven Hotel at Yale, located at 155 Temple Street, New Haven, Connecticut 06510 and any adjournments thereof (the "Meeting").

        Where the Shareholder specifies a choice on the proxy card as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for Class I Directors to the Board. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or, in the case of a Shareholder who has voted electronically via the Internet or by telephone, by submitting a later vote using the same methods. Any Shareholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. Attendance at the Meeting will not by itself constitute the revocation of a proxy.

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. The election of the Class I Directors will be determined by a plurality of the votes cast. Abstentions are counted for purposes of determining the presence or absence of a quorum at the Meeting but will have no effect on the outcome of the vote for the election of Directors. Broker non-votes, if any, will also not have an effect on the outcome of the vote for the election of Directors.

        The close of business on March 15, 2005 has been fixed as the record date for determining the Shareholders entitled to notice of, and to vote at, the Meeting. As of the close of business on March 15, 2005, the Company had 50,732,159 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Shareholders.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of the nominee. The Company will reimburse any such persons for their reasonable out-of-pocket expenses.

        Instead of submitting proxies by mail on the enclosed proxy card, Shareholders have the option to submit their proxies or voting instructions electronically via the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company's stock records in your name or in the name of a brokerage firm or bank. Shareholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available. The Internet and telephone voting procedures for submitting your proxy are designed to authenticate Shareholders' identities, to allow Shareholders to have their shares voted and to confirm that their instructions have been properly recorded. Shareholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the Shareholder.

        This Proxy Statement and the accompanying proxy card are being mailed on or about April 5, 2005 to all Shareholders entitled to notice of, and to vote at, the Meeting. In addition, this Proxy Statement will be available on the Company's website at www.curagen.com beginning on or about April 5, 2005.

        The Annual Report to Shareholders for the fiscal year ended December 31, 2004 is being mailed to the Shareholders and will be made available on the Company's website at www.curagen.com with this Proxy Statement, but does not constitute a part hereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 15, 2005, for (i) each person known by the Company to be the beneficial owner of 5% or more of its outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each executive officer named in the Summary Compensation Table on page 12 hereof and (iv) all Directors and executive officers of the Company as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares owned by them.

Name and Address**	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (1)(2)
Jonathan M. Rothberg, Ph.D. (3)(19) c/o CuraGen Corporation 555 Long Wharf Drive, 11th Floor New Haven, CT 06511	5,904,975	11.5%
Spears, Grisanti & Brown, L.L.C (4)	4,597,977	9.1%
William G. Spears (4)
Vance C. Brown (4)
Christopher C. Grisanti (4) 45 Rockefeller Plaza New York, NY 10111
Leroy C. Kopp (5) 7701 France Avenue South, Suite 500 Edina, MN 55435	3,923,215	7.7%
Kopp Investment Advisors, L.L.C. (5)	3,620,215	7.1%
Kopp Holding Company, L.L.C. (5)
Kopp Holding Company (5) 7701 France Avenue South, Suite 500 Edina, MN 55435
Bayer AG (6) D 51368 Leverkeusen Federal Republic of Germany	3,112,482	6.1%
Dimensional Fund Advisors Inc. (7) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	3,054,318	6.0%
A. Alex Porter (8) 666 5th Avenue, 34th Floor New York, NY 10103	2,692,457	5.3%
Paul Orlin (8) 666 5th Avenue, 34th Floor New York, NY 10103	2,692,457	5.3%
Geoffrey Hulme (8) 666 5th Avenue, 34th Floor New York, NY 10103	2,640,357	5.2%
Jonathan W. Friedland (8) 666 5th Avenue, 34th Floor New York, NY 10103	2,640,357	5.2%

Richard F. Begley, Ph.D. (9) (20)	—	*
Timothy M. Shannon, M.D. (10)	101,147	*
Christopher K. McLeod (11) (20)	425,975	*
David M. Wurzer (12) (20)	262,120	*
Frank M. Armstrong, M.B., Ch.B. (13)	10,000	*
Vincent T. DeVita, Jr., M.D. (14)	110,000	*
David R. Ebsworth, Ph.D. (15)	62,500	*
John H. Forsgren (16)	55,000	*
Robert E. Patricelli, J.D. (17) (20)	434,150	*
Patrick J. Zenner (18) (20)	42,500	*
All Directors and executive officers as a group (11 persons) (19) (20)	7,563,291	14.5%

*
Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

**
Addresses are only given for beneficial owners of 5% or more of the Company's outstanding shares of Common Stock.

(1)
Shares of Common Stock that an individual or group has the right to acquire within 60 days of March 15, 2005, pursuant to the exercise of options or warrants or pursuant to stock purchase agreements are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Attached to each share of Common Stock is a Preferred Share Purchase Right to acquire one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, $0.01 par value per share, which Preferred Share Purchase Rights are not presently exercisable.

(2)
Percentage of ownership is based on 50,732,159 shares of Common Stock issued and outstanding on March 15, 2005.

(3)
Includes (i) 2,000,000 shares of Common Stock held by a limited partnership of which Dr. Rothberg is the sole general partner and of which the limited partners are Dr. Rothberg and trusts for the benefit of Dr. Rothberg's issue, (ii) 550,000 shares of Common Stock subject to currently exercisable options, (iii) 400 shares of Common Stock owned by Dr. Rothberg's wife, and (iv) 45,900 shares of Common Stock subject to currently exercisable options held by Dr. Rothberg's wife.

(4)
This information is based solely on a Schedule 13G filed by Spears, Grisanti & Brown, L.L.C with the Securities and Exchange Commission ("SEC") on February 11, 2005.

(5)
This information is based solely on a Schedule 13G/A filed by Kopp Investment Advisors, L.L.C. with the SEC on January 20, 2005.

(6)
This information is based solely on a Schedule 13G filed by Bayer AG with the SEC on February 26, 2001.

(7)
This information is based solely on a Schedule 13G filed by Dimensional Fund Advisors Inc. with the SEC on February 9, 2005.

(8)
This information is based solely on a Schedule 13G filed by A. Alex Porter, Paul Orlin, Geoffrey Hulme and Jonathan W. Friedland with the SEC on January 7, 2005.

(9)
Dr. Begley resigned from 454 Life Sciences Corporation ("454"), a majority-owned subsidiary of the Company, effective February 11, 2005.

(10)
Consists of 4,547 shares of Common Stock held and 96,600 shares of Common Stock subject to currently exercisable options.

(11)
Consists of 174,508 shares of Common Stock held, 29,667 shares of Restricted Stock held and 221,800 shares of Common Stock subject to currently exercisable options.

(12)
Consists of 104,989 shares of Common Stock held, 31,667 shares of Restricted Stock held and 125,464 shares of Common Stock subject to currently exercisable options.

(13)
Dr. Armstrong was appointed to the Board of Directors in March 2005. Consists of 10,000 shares of Common Stock subject to currently exercisable options.

(14)
Consists of 110,000 shares of Common Stock subject to currently exercisable options.

(15)
Consists of 10,000 shares of Common Stock held and 52,500 shares of Common Stock subject to currently exercisable options.

(16)
Consists of 55,000 shares of Common Stock subject to currently exercisable options.

(17)
Consists of 314,650 shares of Common Stock held and 119,500 shares of Common Stock subject to currently exercisable options.

(18)
Consists of 42,500 shares of Common Stock subject to currently exercisable options.

(19)
Includes 59,158 shares of Common Stock held, 28,666 shares of Restricted Stock held and 67,100 shares of Common Stock subject to currently exercisable options. See also footnotes 3 and 10 through 17 above.

(20)
In addition to the foregoing: Dr. Rothberg (i) owns 1,900,000 shares of 454 Series B Preferred Stock, (ii) owns 500,000 shares of 454 Series B Preferred Stock held by a limited partnership of which Dr. Rothberg is the sole general partner and of which the limited partners are Dr. Rothberg and trusts for the benefit of Dr. Rothberg's issue, (iii) owns 10,000 shares of 454 Series D Preferred Stock, and (iv) has 1,010,000 shares of 454 Life Sciences Corporation Common Stock ("454 Common Stock") subject to currently exercisable options; Dr. Begley has 350,400 shares of 454 Common Stock subject to currently exercisable options; Mr. McLeod (i) owns 200,000 shares of 454 Series B Preferred Stock through MFIC L.L.C., which he directly controls, (ii) owns 106,748 shares of 454 Series D Preferred Stock through MFIC L.L.C., which he directly controls, and (iii) has 57,000 shares of 454 Common Stock subject to currently exercisable options; Mr. Wurzer (i) owns 33,333 shares of 454 Common Stock, and (ii) has 18,667 shares of 454 Common Stock subject to currently exercisable options; Mr. Patricelli (i) owns 42,699 shares of 454 Series D Preferred Stock, and (ii) has 105,000 shares of 454 Common Stock subject to currently exercisable options; and Mr. Zenner (i) has 30,000 shares of 454 Common Stock subject to currently exercisable options. None of the other Directors or executive officers own more than 1% of either the 454 Series B Preferred Stock, 454 Series D Preferred Stock or 454 Common Stock; all of the Directors and executive officers as a group own 2,600,000 shares of 454 Series B Preferred Stock, 159,447 shares of 454 Series D Preferred Stock, 37,333 shares of 454 Common Stock, and have 1,224,667 shares of 454 Common Stock subject to currently exercisable options.

PROPOSAL ONE — ELECTION OF DIRECTORS

        As of March 15, 2005, the members of the Board are as follows:

Director	Age	Position	Director Since
Jonathan M. Rothberg, Ph.D.	41	Chief Executive Officer, President and Chairman of the Board	1991
Frank M. Armstrong, M.B., Ch.B.	48	Director	2005
Vincent T. DeVita, Jr., M.D.	70	Director	1995
David R. Ebsworth, Ph.D.	50	Director	2002
John H. Forsgren ^	58	Director	2002
Robert E. Patricelli, J.D. ^ #	65	Director	1997
Patrick J. Zenner	58	Director	2002

^
Nominee for Director

#
Lead Outside Director

        In July 2004, Ronald M. Cresswell, Ph.D., who served on the Board of Directors for approximately three years, voluntarily resigned. On March 15, 2005, the Board of Directors voted unanimously to appoint Frank M. Armstrong, M.B., Ch.B. to the Board of Directors.

        The Company's By-Laws provide for the Company's business to be managed by or under the direction of the Board. Under the Company's By-Laws, the number of Directors is fixed from time to time by the Board, and the Board currently consists of seven members, classified into three classes. At each Annual Meeting of Shareholders, Directors are elected for a term of three years or until their successors are duly elected and qualified to succeed those Directors whose terms are expiring. Shares represented by all proxies received by the Board and not marked as withholding authority to vote for the nominated Class I Director nominees will be voted FOR the election of the Class I Director nominees, unless the nominees are unable or unwilling to serve. The Board knows of no reason why the nominees would be unable or unwilling to serve as Directors, but if such should be the case, proxies may be voted for the election of some other person as the Board may recommend in his place, or for fixing the number of Directors at a lesser number. The affirmative vote of a plurality of the shares present, in person or by proxy, and voted on the election of Directors is required to elect the nominees to the Board.

        Set forth below are the Directors nominated for re-election, and the Directors whose terms do not expire this year; their Director classification; their offices in the Company, if any; their principal occupations or past employment; the length of their tenure as Directors; and, the names of other public companies in which they hold directorships.

Nominees for Re-election at this Annual Meeting (Class I)

        John H. Forsgren has been a Director of the Company since 2002. He is the retired Vice Chairman of the Board, Executive Vice President and Chief Financial Officer of Northeast Utilities System, positions he held from 1996 to 2004. From 1995 to 1996, he was Managing Director of Corporate Finance of Chase Manhattan Bank. From 1986 to 1990, Mr. Forsgren served as Vice President-Treasurer of The Walt Disney Company and from 1990 to 1994 he was Senior Vice President and Chief Financial Officer of Euro-Disney. He also currently serves as a Director of Globix Corporation and as a member of the Board of Regents of Georgetown University. Mr. Forsgren received his B.A. from Georgetown University, his M.B.A. from Columbia University and his M.S. from the University of Geneva (Switzerland).

        Robert E. Patricelli, J.D. has been a Director of the Company since 1997 and was appointed Lead Outside Director in 2002. Currently, he serves as the Chairman and Chief Executive Officer of Women's Health USA, Inc. a position he has held since 1997, and as Chairman and Chief Executive Officer of Evolution Benefits, Inc, a position he has held since 2000. From 1987 to 1997, Mr. Patricelli served as Chairman, President and Chief Executive Officer of Value Health, Inc. He also currently serves as a Trustee of Northeast Utilities. Mr. Patricelli received his B.A. from Wesleyan University and his J.D. from Harvard Law School.

Directors with Terms Expiring at the 2006 Annual Meeting (Class II)

        Frank M. Armstrong, M.B., Ch.B. has been a Director of the Company since March 2005. He currently serves as Chief Operating Officer of Bioaccelerate Holdings Inc., a position he assumed in January 2005. From 2003 to 2005, Dr. Armstrong was Chief Executive Officer of Provensis Ltd. From 2002 to 2003, he served as Chief Executive Officer, Phoqus Ltd, UK and USA. From 1998 to 2001, Dr. Armstrong was Executive Vice President and Head of Worldwide Product Development for Bayer AG, Germany. From 1985 to 1998 he served in various roles with ICI Pharmaceuticals, then Zeneca in the UK and USA. His final role was Senior Vice President, Medical Research and Communications Group, Zeneca Pharmaceuticals, USA and UK. He also currently serves as a Member of Faculty for ECPM (European Course in Pharmaceutical Medicine) in Basel, Switzerland and as a Non Executive Director of Avidex, Oxford, UK. Dr. Armstrong received his MBChB from the University of Edinburgh, He became a member of the Royal College of Physicians in 1984 and was elected a Fellow of the Royal College of Physicians, Edinburgh, in 1993 and was elected a Fellow of the Faculty of Pharmaceutical Physicians in 1994.

        Vincent T. DeVita, Jr., M.D. has been a Director of the Company since 1995. Currently, he serves as Chairman of the Yale Cancer Center Advisory Board, a position he has held since July 2003. In addition, Dr. DeVita is the Amy and Joseph Perella Professor of Medicine at the Yale Cancer Center, a position he assumed in 2004. From 1993 to June 2003, Dr. DeVita served as Director of the Yale University Comprehensive Cancer Center. From 1988 to 1993, Dr. DeVita served as Physician-in-Chief of the Memorial Sloane-Kettering Cancer Center. From 1980 to 1988, he served as Director of the National Cancer Institute. Dr. DeVita is also a Director of Imclone Systems, Inc. Dr. DeVita received his B.S. from the College of William and Mary and his M.D. from the George Washington University School of Medicine.

Directors with Terms Expiring at the 2007 Annual Meeting (Class III)

        David R. Ebsworth, Ph.D. has been a Director of the Company since 2002. Currently, he serves as Chairman of Wilex AG, a position he has held since 2003. From 2002 to 2003, Dr. Ebsworth served as Chief Executive Officer of Oxford GlycoSciences PLC, and from 2000 to 2001 he served as President and General Manager of the Pharmaceutical Business Group of Bayer AG. From 1995 to 1999, Dr. Ebsworth served as President, North American Pharmaceutical Division of Bayer AG and from 1983 to 1995 he served in various senior management positions at Bayer at several different international locations. Dr. Ebsworth is currently a Director of Betapharm GmbH, Intercell AG and SkyePharma PLC. Dr. Ebsworth received both his B.S. and his Ph.D. from the University of Surrey and his Doctor of Humane Letters (honorary) from the University of New Haven.

        Jonathan M. Rothberg, Ph.D. has served as Chief Executive Officer, President and Chairman of the Board of the Company since its formation in 1991. He was elected to the National Academy of Engineering in 2004. Dr. Rothberg received his B.S. in Chemical Engineering from Carnegie Mellon University and his M.S., M. Phil. and Ph.D. in Biology from Yale University.

        Patrick J. Zenner has been a Director of the Company since 2002. From 1993 to 2001, Mr. Zenner served as the President and Chief Executive Officer of Hoffmann-La Roche, Inc. Mr. Zenner served in various other capacities with Hoffman-La Roche since 1969, including Senior Vice President of its pharmaceutical division from 1992 to 1993, as Head of International Pharmaceutical Marketing from 1988 to 1992 and as

Vice President and General Manager of Roche Laboratories from 1982 to 1988. Mr. Zenner is currently a Director of Arqule, Inc., Dendrite International, EXACT Sciences, Inc., First Horizon Pharmaceuticals, Inc., Geron Corporation, Praecis Pharmaceuticals Inc., West Pharmaceutical Services and Xoma Ltd. Mr. Zenner holds a B.S.B.A. from Creighton University and an M.B.A. from Fairleigh Dickinson University.

THE BOARD RECOMMENDS THE ELECTION OF MESSRS. FORSGREN AND PATRICELLI AS CLASS I DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Board of Directors

        We are currently governed by a seven member Board. Members of the Board are kept informed of the Company's business through discussions with the Chief Executive Officer and other executive officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board has determined that each of its non-employee members is independent within the meaning of Rule 4200 of the Nasdaq Stock Market, Inc. ("Nasdaq") listing standards. During 2004, the Board met seven times and acted three times by unanimous written consent.

        Shareholders wishing to communicate with the Board should send their communication in writing to: CuraGen Corporation, 555 Long Wharf Drive, 11thFloor, New Haven, Connecticut 06511, Attention: Corporate Secretary. All communications must state the name and address of the Shareholder, and the number of shares beneficially owned by such Shareholder. The Corporate Secretary, in conjunction with the Lead Outside Director, will review and forward any communication received to the relevant Board committee for appropriate consideration. In addition, the Company strongly encourages its Directors to attend each Annual Meeting of Shareholders, in order to hear directly any Shareholder comments, and facilitates Director attendance at those meetings by scheduling a full Board meeting on the same date. Historically, more than a majority of Directors have attended the Annual Meeting, and six of the seven Directors attended the 2004 Annual Meeting.

        In 2002, the Board appointed Mr. Patricelli as Lead Outside Director. The role of the Lead Outside Director is to oversee all aspects of the relationship between the Board and senior management, including providing appropriate feedback to the Board. Mr. Patricelli provides assistance to the Chairman in planning Board agendas, acts as Chairman of the outside Directors in meetings of the outside Directors, and acts as Chairman of the Board in the absence of its Chairman.

Meetings and Committees of the Board of Directors

        The Board established both the Compensation Committee and the Audit Committee in 1997, and the Nominating and Governance Committee in 2002. During 2004, all Directors attended at least 75% of the total number of meetings of the Board and its committees on which they served. Set forth below are the committees of the Board and the members of each committee:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Jonathan M. Rothberg, Ph.D	N/A	N/A	N/A
Frank M. Armstrong, M.B., Ch.B			*
Vincent T. DeVita, Jr., M.D.	*		*
David R. Ebsworth, Ph.D.		**	*
John H. Forsgren	**		*
Robert E. Patricelli, J.D. #		*	**
Patrick J. Zenner	*		*

*
Member
**
Chairman
#
Lead Outside Director

  Audit Committee

        The Audit Committee, appointed by, acting on behalf of and reporting to the Board, is responsible for assisting the Board in fulfilling its oversight responsibilities to the Company's Shareholders in monitoring: (1) the quality, reliability and integrity of the financial statements, accounting policies and financial reporting and disclosure practices of the Company; (2) the independent auditors' qualifications and independent relationship with the Company; (3) compliance by the Company with legal and regulatory requirements and corporate policies; and (4) the performance of the Company's internal auditors (if applicable), or, in the alternative, the adequacy of a system of internal audit controls within the Company, and the performance of the external independent registered public accounting firm. In addition, the Audit Committee oversees the engagement of the Company's independent registered public accounting firm, pre-approves all audit services and permitted non-audit services performed or proposed to be undertaken by the independent registered public accounting firm, meets quarterly with representatives of management and the Company's independent registered public accounting firm to review financial statements prior to release of quarterly financial results, and reviews the annual financial statements and the scope of annual audits. During 2004, the Audit Committee met seven times.

        All of the members of the Audit Committee are independent directors within the meaning of Rule 4200 of Nasdaq, and the Board has determined that Mr. Forsgren qualifies as an Audit Committee Financial Expert, who is independent from management, within the meaning of Rule 4350 of Nasdaq.

        The Board adopted an amended and restated Audit Committee Charter in 2004 in order to comply with new rules established by the SEC and Nasdaq. The charter is available at www.curagen.com. See also the Report of Audit Committee set forth elsewhere in this Proxy Statement.

  Compensation Committee

        The Compensation Committee reviews, approves, and makes recommendations to the Board concerning the Company's compensation policies, practices and procedures for its executive officers. The Compensation Committee also administers the 1997 Employee, Director and Consultant Stock Plan (the "1997 Stock Plan") and the 1993 Stock Option and Incentive Award Plan (the "1993 Stock Plan"). During 2004, the Compensation Committee met seven times. All of the members of the Compensation Committee qualify as independent within the meaning of Rule 4200 of Nasdaq. See also the Report of Compensation Committee on Executive Compensation set forth elsewhere in this Proxy Statement.

  Nominating and Governance Committee

        The Nominating and Governance Committee is appointed by the Board: (1) to assist the Board by identifying qualified candidates for Director, to establish a program of Director orientation and training, and to recommend to the Board, Director nominees to be elected at the next annual meeting of Shareholders; (2) to lead the Board in its annual review of the Board's performance, the performance of its committees, and the performance of its members; (3) to recommend to the Board, Director nominees for each Board Committee; (4) jointly with the Compensation Committee, to evaluate on an annual basis the Chief Executive Officer's performance, and to recommend, when and as needed, candidates for Chief Executive Officer succession; and (5) to develop and recommend to the Board corporate governance guidelines and processes applicable to the Company, including appropriate charters for Board Committees. During 2004, the Nominating and Governance Committee met five times. All of the members of the Nominating and Governance Committee qualify as independent within the meaning of Rule 4200 of Nasdaq.

        The Company's By-Laws contain provisions which address the process by which a Shareholder may nominate an individual to stand for election to the Board at the Company's Annual Meeting of Shareholders. See Shareholder Proposals and Nominations for Director set forth elsewhere in this Proxy Statement. Also, the Nominating and Governance Committee Charter provides that the Nominating and Governance

Committee shall determine desired Board member skills and attributes, taking into account at a minimum that nominees must be well-regarded and experienced in their field(s) of specialty, and must be willing to devote the necessary time and attention to Board service. The Nominating and Governance Committee evaluates and proposes nominees for election to the Board, further considering such qualities as independence from the Company and the nominee's merits, both individually and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board. The Board adopted an amended and restated Nominating and Governance Committee Charter in 2004 in order to comply with new rules established by the SEC and Nasdaq. The charter is available at www.curagen.com.

        The Nominating and Governance Committee will consider all bona fide candidates for election to the Board, and will consider any Shareholder nominations pursuant to the same criteria, provided those nominated are submitted pursuant to the process described in the Company's By-Laws. To date, the Company has not received any recommendations from Shareholders for candidates for inclusion on the Committee's slate of nominees.

Compensation of the Board of Directors

        Non-employee Directors receive cash and stock compensation for their services to the Board and its committees as described in the tables below. In addition, reimbursement is made to non-employee Directors for travel costs and other out-of-pocket expenses incurred in attending each Board or Committee meeting. All option grants to non-employee Directors will have a term of ten years and an exercise price equal to the fair market value of the Common Stock on the date of grant, and will become fully vested upon a 50% or greater change in control of the Company.

        During 2004, we retained an independent compensation consultant (the "Consultant") to review whether our non-employee Director compensation practices were competitive with those of other biotechnology, pharmaceutical, and comparable peer companies. The Consultant recommended that we increase the total value of the compensation package in order to remain competitive with our peer companies. Therefore, as reflected in the table below, the changes in our non-employee Director compensation policies were approved by the Board, effective November 17, 2004. We do not compensate Directors who are also our employees for their service as Directors.

        The following table describes the Board compensation policy currently in effect, as well as the policies under which the non-employee Directors were compensated during 2004:

Board Compensation Policies

	Effective November 17, 2004	Effective May 26, 2004	Description
CASH COMPENSATION:
Annual retainer	$20,000	$20,000	Paid quarterly in arrears and prorated for less than full quarter
Annual Lead Outside Director retainer	$20,000	N/A	Effective with the 2005 Annual Meeting. Paid quarterly in arrears and prorated for less than full quarter
Annual Chairman retainer	$10,000	$10,000	Paid quarterly in arrears and prorated for less than full quarter
Attendance fees	$1,500	$1,500	Board meeting
	$750	$750	Telephonic Board meeting
	$1,250	$1,000	Audit Committee meeting
	$1,000	$750	Telephonic Audit Committee meeting
	$1,000	$1,000	Compensation and Nominating and Governance Committee meeting
	$750	$750	Telephonic Compensation and Nominating and Governance Committee meeting
Other fees	$1,000	$1,000	Daily fee for additional time spent in support of Board or Committee responsibilities
STOCK COMPENSATION:
Initial option grant	30,000 shares	24,000 shares	Granted upon appointment to Board; vests 1/3 upon grant, 1/3 after year one of service and 1/3 after year two of service
Annual option grant	15,000 shares	12,500 shares	Granted in conjunction with the Annual Meeting and vests immediately
Annual Lead Outside Director/Nominating and Governance Committee Chairman grant	5,000 shares	5,000 shares	Granted in conjunction with the Annual Meeting and vests immediately; or granted upon appointment, prorated for less than full year, and vests immediately
Annual Audit Committee Chairman grant	5,000 shares	5,000 shares	Granted in conjunction with the Annual Meeting and vests immediately; or granted upon appointment, prorated for less than full year, and vests immediately
Annual Compensation Committee Chairman grant	2,500 shares	2,500 shares	Granted in conjunction with the Annual Meeting and vests immediately; or granted upon appointment, prorated for less than full year, and vests immediately

Compensation Committee Interlocks and Insider Participation

        Dr. Ebsworth and Mr. Patricelli, both non-employee Directors, currently constitute the Company's Compensation Committee. No executive officer of the Company serves as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

MANAGEMENT AND EXECUTIVE COMPENSATION

Executive Officers

        As of March 15, 2005, the executive officers of the Company, who are not also Directors of the Company, are as follows:

Name	Age	Position
Christopher K. McLeod	49	Executive Vice President, and Interim Chief Executive Officer and President of 454 Life Sciences Corporation, a majority-owned subsidiary of the Company
Timothy M. Shannon, M.D.	46	Executive Vice President of Research and Development and Chief Medical Officer
Elizabeth A. Whayland	44	Vice President of Finance and Corporate Secretary
David M. Wurzer	46	Executive Vice President, Chief Financial Officer and Treasurer

        Christopher K. McLeod has served as Executive Vice President of the Company since November 1999, and as interim Chief Executive Officer and President of 454 since February 2005. Previously, Mr. McLeod served as Chief Executive Officer of Havas Interactive (formerly Cendant Software), and in various management positions for Cendant Corporation and as one of its Directors. Mr. McLeod received his B.S. from Yale University and his M.S. from the Massachusetts Institute of Technology.

        Timothy M. Shannon, M.D. has served as Executive Vice President of Research and Development and Chief Medical Officer of the Company since February 2004. He served as Senior Vice President of Research and Development and Chief Medical Officer from September 2002 to January 2004. Prior to joining the Company, Dr. Shannon worked in positions of increasing responsibility for Bayer's Pharmaceutical Business Group, where his last position was Head and Senior Vice President of Global Medical Development. Dr. Shannon earned his B.A. in Chemistry from Amherst College and his M.D. from the University of Connecticut School of Medicine.

        Elizabeth A. Whayland has served as Vice President of Finance of the Company since January 2003. She served as Director of Financial Management from 1994 to December 2002 and has been Corporate Secretary of the Company since 1997. Previously, Ms. Whayland served as a Senior Manager and in other staff and management positions with Deloitte & Touche LLP. Ms. Whayland received her B.A. from Grove City College and her M.S.T. from the University of Hartford.

        David M. Wurzer has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since September 1997. Previously, Mr. Wurzer served as Senior Vice President and Chief Financial Officer of, and in other senior managerial positions for, Value Health, Inc. Mr. Wurzer received his B.B.A. from the University of Notre Dame.

Summary Compensation Table

        The following table sets forth certain information concerning the total compensation of the Company's Chief Executive Officer and each of the four next most highly compensated executive officers (together with the Chief Executive Officer, the "named executive officers") based on services rendered to the Company in all capacities during the three fiscal years most recently ended.

		Annual Compensation								Long-Term Compensation Awards
Name and Principal Position	Year	Salary			Bonus		Other Annual Compensation			Restricted Stock Award(s) (1) ($)			Securities Underlying Options (#) (2)	All Other Compensation (3)
Jonathan M. Rothberg, Ph.D. Chief Executive Officer, President and Chairman of the Board	2004 2003 2002	$ $ $	415,395 366,493 362,664		$ $ $	200,000 200,005 120,021		— — —			— — —		200,000 (CRGN) 50,000 (454) 100,000 (CRGN) 150,000 (CRGN) 400,000 (454)	$ $ $	8,571 5,186 7,069
Richard F. Begley, Ph.D. Chief Executive Officer and President of 454 Life Sciences Corporation(4)	2004 2003 2002	$ $ $	320,435 300,000 282,692	(5)	$ $	75,000 100,000 —	$	— — 136,132	(6)		— — —		72,000 (454) — 560,000 (454)	$ $ $	948 774 664
Christopher K. McLeod Executive Vice President, and Interim Chief Executive Officer and President of 454 Life Sciences Corporation	2004 2003 2002	$ $ $	275,547 255,500 254,774		$ $ $	80,000 76,650 58,634		— — —		$	— — 603,227	(7)	41,000 (CRGN) 35,000 (454) 34,000 (CRGN) 75,000 (CRGN)	$ $ $	10,551 10,270 5,949
Timothy M. Shannon, M.D. Executive Vice President of Research and Development and Chief Medical Officer	2004 2003 2002	$ $ $	310,962 285,000 76,731	(8)	$ $ $	145,000 135,500 100,000	$	— — 76,954	(9)		— — —		57,000 (CRGN) 13,000 (CRGN) 200,000 (CRGN)	$ $ $	10,551 10,270 1,145
David M. Wurzer Executive Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	$ $ $	275,547 255,500 254,774		$ $ $	80,000 76,650 64,862		— — —		$	— — 673,127	(10)	46,000 (CRGN) 10,000 (454) 34,000 (CRGN) 75,000 (CRGN)	$ $ $	10,551 9,287 11,180

(1)
During July 2002, the Compensation Committee approved Restricted Stock grants of 50,000 shares each to Messrs. McLeod and Wurzer. Additionally, during August 2002, the Compensation Committee approved the cancellation of 655,000 underwater stock options held by executive officers, with an immediate grant of 166,250 shares of Restricted Stock in exchange for those cancelled options. Pursuant to the provisions of the 1997 Stock Plan, the purchase price of the Restricted Stock is equal to the par value of the Company's Common Stock, and each grant of Restricted Stock is subject to certain repurchase rights of the Company. On December 31, 2004, the outstanding shares of Restricted Stock were as follows: 29,667 shares for Mr. McLeod and 31,667 shares for Mr. Wurzer. As of December 31, 2004, a total of 65,000 shares of these Restricted Stock remain outstanding and will vest the final one-third increments during 2005, with the lapsing of certain repurchase rights of the Company. In the event that the Company declares a cash dividend in the future, Restricted Stock grants are eligible to receive dividends.

(2)
In addition to grants of options to purchase Common Stock of CuraGen Corporation (designated in the tables as "CRGN"), some of the named executive officers have been granted options to purchase Common Stock of 454, our majority-owned subsidiary (designated in the tables as "454"), as compensation for their services either to the Company or 454.

(3)
The amounts referred to in the table above under "All Other Compensation" consist of 401(k) employer matching contributions and group term life insurance premiums paid on the employees' behalf.

(4)
On February 11, 2005, Dr. Begley resigned as Chief Executive Officer and President of 454. See below under "Employment Agreements, Termination of Employment and Change in Control Arrangements" for additional details of Dr. Begley's Separation Agreement.

(5)
Dr. Begley began his employment with 454 on January 7, 2002. His annualized 2002 salary was $300,000.

(6)
Reflects relocation expenses reimbursed by 454.

(7)
Represents the aggregate value of 50,000 shares on the July 29, 2002 grant date and 44,167 shares on the August 9, 2002 grant date. On July 29, 2002, Mr. McLeod received a Restricted Stock grant of 50,000 shares subject to certain repurchase rights of the Company. The repurchase rights lapse in one-third increments on each of the grant anniversary dates. The Company's remaining repurchase rights lapse as follows: 16,667 shares on July 29, 2005. On August 9, 2002, Mr. McLeod tendered to the Company for cancellation, pursuant to the Company's option exchange program, a total of 165,000 options granted to him on January 18, 2000, January 12, 2001 and January 16, 2002. In exchange for these options, Mr. McLeod received 44,167 shares of Restricted Stock subject to certain repurchase rights of the Company. The Company's remaining repurchase rights lapse as follows: 13,000 shares on August 9, 2005. As of December 31, 2004, based on the closing price of the Company's Common Stock on Nasdaq of $7.16, Mr. McLeod's Restricted Stock had an aggregate market value of $212,416.

(8)
Dr. Shannon began his employment with the Company on September 9, 2002. His annualized 2002 salary was $285,000.

(9)
Reflects relocation expenses reimbursed by the Company.

(10)
Represents the aggregate value of 50,000 shares on the July 29, 2002 grant date and 54,167 shares on the August 9, 2002 grant date. On July 29, 2002, Mr. Wurzer received a Restricted Stock grant of 50,000 shares subject to certain repurchase rights of the Company. The Company's remaining repurchase rights lapse as follows: 16,667 shares on July 29, 2005. On August 9, 2002, Mr. Wurzer tendered to the Company for cancellation, pursuant to the Company's option exchange program, a total of 225,000 options granted to him on January 18, 2000, January 12, 2001 and January 16, 2002. In exchange for these options, Mr. Wurzer received 54,167 shares of Restricted Stock subject to certain repurchase rights of the Company. The Company's remaining repurchase rights lapse as follows: 15,000 shares on August 9, 2005. As of December 31, 2004, based on the closing price of the Company's Common Stock on Nasdaq of $7.16, Mr. Wurzer's Restricted Stock had an aggregate market value of $226,736.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning stock options granted in 2004 to the named executive officers. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option.

		Individual Grants								Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
		Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2004
Name						Exercise Price (per share)			Expiration Date
										5% ($)	10% ($)
Jonathan M. Rothberg, Ph.D.	CRGN 454	200,000 50,000	(2) (3)	22.72 12.32	%(4) %(5)	$ $	8.71 2.50	(6) (7)	1/28/2014 1/29/2014	1,095,534 78,612	2,776,299 199,218
Richard F. Begley, PhD.	454	72,000	(3)	17.73	%(5)		$2.50	(7)	1/29/2014	113,201	286,873
Christopher K. McLeod	CRGN 454	41,000 35,000	(2) (3)	4.66 8.62	%(4) %(5)	$ $	8.71 2.50	(6) (7)	1/28/2014 1/29/2014	224,585 55,028	569,141 139,452
Timothy M. Shannon, M.D.	CRGN	57,000	(2)	6.48	%(4)		$8.71	(6)	1/28/2014	312,227	791,245
David M. Wurzer	CRGN 454	46,000 10,000	(2) (3)	5.23 2.46	%(4) %(5)	$ $	8.71 2.50	(6) (7)	1/28/2014 1/29/2014	251,973 15,722	638,548 39,844

(1)
The amounts reported in these columns represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the stock price on the date of grant appreciates at the specified annual rates of appreciation, compounded annually over the term of the options. These numbers are calculated based on rules promulgated by the SEC. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock.

(2)
The options vest in equal installments on the first five anniversaries of the date of grant, have a term of ten years and were granted under the 1997 Stock Plan.

(3)
The options vest in equal installments on the first five anniversaries of the date of grant, have a term of ten years and were granted under the 454 2000 Employee, Director and Consultant Stock Plan ("454 2000 Stock Plan").

(4)
The Company granted options to purchase a total of 880,275 shares of CuraGen Common Stock to its employees in 2004 under the 1997 Stock Plan.

(5)
454 granted options to purchase a total of 406,000 shares of 454 Common Stock to its employees in 2004 under the 454 2000 Stock Plan.

(6)
The exercise price represents the fair market value of the Company's Common Stock on the date of grant, as determined by the closing price on Nasdaq.

(7)
The exercise price represents the fair market value of the 454 Common Stock on the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table summarizes, for the named executive officers, unexercised options held at December 31, 2004. The value of unexercised "in-the-money" options at the fiscal year end is the difference between the exercise price and the fair market value of the underlying stock on December 31, 2004, the last business day of the fiscal year.

		Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1) (2)
Name		Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Jonathan M. Rothberg, Ph.D.	CRGN 454	400,000 1,000,000	450,000 50,000	$176,702 —	$230,808 —
Richard F. Begley, Ph.D.	454	224,000	408,000	—	—
Christopher K. McLeod	CRGN 454	206,800 50,000	68,200 35,000	$21,896 —	$87,584 —
Timothy M. Shannon, M.D.	CRGN	82,600	187,400	$231,572	$368,288
David M. Wurzer	CRGN 454	109,464 16,667	73,200 10,000	$354,980 —	$87,584 —

(1)
These values in CuraGen's Common Stock have not been and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of sale of any shares acquired upon exercise of the option. The closing price of CuraGen's Common Stock on Nasdaq on December 31, 2004 was $7.16.

(2)
No public market for the 454 Common Stock shares underlying these options existed at December 31, 2004. Accordingly, no value in excess of the exercise price has been attributed to these options.

Equity Compensation Plan Information

        The following table sets forth information regarding the Company's equity compensation plans as of December 31, 2004.

Plan Category	(a) Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a)
Equity Compensation Plans Approved by Shareholders (1) (2)	5,359,751	$12.65	3,428,975
Equity Compensation Plans Not Approved by Shareholders	—	—	—

(1)
These plans consist of the Company's 1993 Stock Option and Incentive Award Plan ("the 1993 Stock Plan") and the 1997 Employee, Director and Consultant Stock Plan.

(2)
Effective October 1997, upon a resolution by the Board, the Company will not grant any further options under the 1993 Stock Plan.

Employment Agreements, Termination of Employment and Change in Control Arrangements

        In March 2002, the Company entered into an employment agreement with Dr. Rothberg in which Dr. Rothberg agreed to serve as Chief Executive Officer, President and Chairman of the Board of the Company. Since his hire in 1991, Dr. Rothberg has served as Chief Executive Officer, President and Chairman of the Board. The employment agreement was for an initial term that ended on December 31, 2002 and automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. On October 31, 2003, the agreement was amended to state that there shall no longer be automatic one-year extensions, and therefore, either Dr. Rothberg or the Company may terminate employment with or without cause and with or without notice. Dr. Rothberg is entitled to an annual base salary, as determined by the Board, and annual performance-based bonuses on the attainment of certain goals set by the Compensation Committee of the Board. Upon a change in control of the Company, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Dr. Rothberg shall become fully vested. The Company may terminate the employment agreement for performance reasons or without cause, and upon such termination, and subject to certain conditions, Dr. Rothberg will be entitled to receive payment of his base salary, and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twelve months from the date of termination of his employment. The Company may terminate the employment agreement for cause, and upon such termination, Dr. Rothberg will not be entitled to any further payments (other than accrued and unpaid base salary and expenses to the date of termination), or to any further benefits (other than benefits which have accrued pursuant to any plan or by law). If the Company terminates Dr. Rothberg within twelve months of a change in control, Dr. Rothberg will be entitled to receive payments of his base salary and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twenty-four months from the date of termination of his employment.

        In December 2002, 454 entered into an employment agreement with Dr. Begley in which Dr. Begley agreed to serve as Chief Executive Officer and President of 454. From January 2002 until his resignation on February 11, 2005, Dr. Begley served as Chief Executive Officer and President of 454. The employment agreement was for an initial term that ended on December 31, 2003 and automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. On October 31, 2003, the agreement was amended to state that there shall no longer be automatic one-year extensions, and therefore, either Dr. Begley or 454 may terminate employment with or without cause and with or without notice. Dr. Begley is entitled to an annual base salary, as determined by the 454 Board of Directors and annual performance-based bonuses on the attainment of certain goals set by the 454 Board of Directors. In connection with Dr. Begley's resignation, 454 and Dr. Begley entered into a Separation Agreement that provides for certain payments and benefits to him. 454 agreed to compensate Dr. Begley through August 12, 2005 at a per annum salary rate of $318,000. All vested 454 stock options held by Dr. Begley as of February 11, 2005 were modified to extend the exercise period of all such options until the second anniversary following February 11, 2005, at which time all unexercised options shall immediately terminate and be forfeited by Dr. Begley.

        In March 2002, the Company entered into an employment agreement with Mr. McLeod in which Mr. McLeod agreed to serve as Executive Vice President of the Company. Since his hire in 2000, Mr. McLeod has served as Executive Vice President of the Company, and since February 2005 he has served as interim Chief Executive Officer and President of 454. The employment agreement was for an initial term that ended on December 31, 2002 and automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. On October 31, 2003, the agreement was amended to state that there shall no longer be automatic one-year extensions, and therefore, either Mr. McLeod or the Company may terminate employment with or without cause and with or without notice. Mr. McLeod is entitled to an annual base salary, as determined by the Board and annual performance-based bonuses on the attainment of certain goals set by the Chief Executive Officer. Upon a change in control of the Company, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Mr. McLeod shall become fully vested. The Company may terminate the employment agreement for performance reasons or without cause, and upon such termination, and subject to certain conditions, Mr. McLeod will be entitled to receive payment of his base salary, and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twelve months from the date of termination of his employment. The Company may terminate the employment agreement for cause, and upon such termination, Mr. McLeod will not be entitled to any further payments (other than accrued and unpaid base salary and expenses to the date of termination), or to any further benefits (other than benefits which have accrued pursuant to any plan or by law). If the Company terminates Mr. McLeod within twelve months of a change in control, Mr. McLeod will be entitled to receive payments of his base salary and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twenty-four months from the date of termination of his employment.

        In September 2002, the Company entered into an employment agreement with Dr. Shannon in which Dr. Shannon agreed to serve as Senior Vice President of Research and Development and Chief Medical Officer of the Company. Since his hire in 2002 and until January 2004, Dr. Shannon served as Senior Vice President of Research and Development and Chief Medical Officer, and currently serves as Executive Vice President of Research and Development and Chief Medical Officer of the Company. The employment agreement was for an initial term that ended on December 31, 2003 and automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. On October 31, 2003, the agreement was amended to state that there shall no longer be automatic one-year extensions, and therefore, either Dr. Shannon or the Company may terminate employment with or without cause and with or without notice. Dr. Shannon is entitled to an annual base salary, as determined by the Board and annual performance-based bonuses on the attainment of certain goals set by the Chief Executive Officer. Upon a change in control of the Company, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Dr. Shannon shall become fully vested. The Company may terminate the employment agreement for performance reasons or without cause, and upon such termination, and subject to certain conditions, Dr. Shannon will be entitled to receive payment of his base salary, and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twelve months from the date of termination of his employment. The Company may terminate the employment agreement for cause, and upon such termination, Dr. Shannon will not be entitled to any further payments (other than accrued and unpaid base salary and expenses to the date of termination), or to any further benefits (other than benefits which have accrued pursuant to any plan or by law). If the Company terminates Dr. Shannon within twelve months of a change in control, Dr. Shannon will be entitled to receive payments of his base salary and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twenty-four months from the date of termination of his employment.

        In April 2002, the Company entered into an employment agreement with Mr. Wurzer in which Mr. Wurzer agreed to serve as Executive Vice President, Chief Financial Officer and Treasurer of the Company. Since his hire in 1997, Mr. Wurzer has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company. The employment agreement was for an initial term that ended on December 31, 2002 and automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. On October 31, 2003, the agreement was amended to state that there shall no longer be automatic one-year extensions, and therefore, either Mr. Wurzer or the Company may terminate employment with or without cause and with or without notice. Mr. Wurzer is entitled to an annual base salary, as determined by the Board and annual performance-based bonuses on the attainment of certain goals set by the Chief Executive Officer. Upon a change in control of the Company, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Mr. Wurzer shall become fully vested. The Company may terminate the employment agreement for performance reasons or without cause, and upon such termination, and subject to certain conditions, Mr. Wurzer will be entitled to receive payment of his base salary, and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twelve months from the date of termination of his employment. The Company may terminate the employment agreement for cause, and upon such termination, Mr. Wurzer will not be entitled to any further payments (other than accrued and unpaid base salary and expenses to the date of termination), or to any further benefits (other than benefits which have accrued pursuant to any plan or by law). If the Company terminates Mr. Wurzer within twelve months of a change in control, Mr. Wurzer will be entitled to receive payments of his base salary and continued participation in any employee health and welfare benefit in which he was a participant prior to his termination, for twenty-four months from the date of termination of his employment.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview

        The Compensation Committee (the "Committee") is appointed by and acts on behalf of the Company's Board of Directors. The Committee held seven meetings during fiscal year 2004. Dr. Ebsworth, Dr. Cresswell, and Mr. Patricelli comprised the Committee until the retirement of Dr. Cresswell in July 2004. The Committee is composed of independent Directors who are not current or former employees of the Company and who meet the independence requirements of the Nasdaq Stock Market. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity whose executive officer serves as a member of the Company's Board of Directors or Compensation Committee.

        The Committee's charter was reviewed during 2004 with no recommended changes. The charter outlines the Committee's composition and its duties and responsibilities. The Committee is responsible for formulating executive compensation policies and plans, evaluating executive performance under those plans, and approving compensation of the Company's directors, executive officers and key employees. Under Nasdaq's revised listing standards, the Committee is responsible for the determination of the compensation of the Chief Executive Officer, and shall conduct its decision making process with respect to that issue without the Chief Executive Officer present. As part of its responsibilities, the Committee administers the Company's performance-based Executive Incentive Plan, the Company's 1997 Stock Plan, and all other compensation and benefit programs currently in place.

        This report addresses the compensation policies for fiscal year 2004 as they affected the executive officers of the Company and Dr. Rothberg, in his capacity as Chief Executive Officer, President and Chairman of the Board.

General Compensation Philosophy

        The Company's compensation policy for executive officers is designed to achieve the following objectives:

  •
  Motivate executives to achieve overall Company financial and non-financial performance objectives while also recognizing individual contributions and responsibilities;

  •
  Attract, develop and retain qualified executives;

  •
  Align the interests of executives with the interests of Shareholders through the use of equity based long-term incentive programs; and

  •
  Preserve the full deductibility of compensation for tax purposes.

        Each year the Committee engages an expert in the field of executive compensation to assist in the evaluation of the Company's executive compensation program. The Consultant utilizes proprietary data as well as several publicly available compensation surveys containing data from other biotechnology, pharmaceutical, and comparable peer companies in its formulation of a competitive compensation philosophy for the Company. Some factors considered in choosing comparable peer companies are: the Company's likelihood of competing with those companies for employees, stage of product development, industry, market capitalization, and probability of success. Within this group of companies, the Committee made comparisons to executives with similar levels of experience who have the necessary qualifications and expected level of contribution to their company's performance.

Compliance with Internal Revenue Service Section 162(m)

        In considering compensation for the Company's executives, one of the factors the Committee takes into account is the anticipated tax treatment to the Company of various components of compensation. The

Company does not believe Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company.

Executive Officer Compensation Program

        The Company's Executive Incentive Program is comprised of (i) base salary; (ii) short term incentive compensation, based on the achievement of predetermined objectives of the Company; and (iii) long-term incentive compensation in the form of periodic Restricted Stock or stock option grants.

Base Salary

        The Committee utilized the Consultant's recommendations and took into account the Company's financial position and the general economics of the marketplace in determining that limited base salary increases were warranted for the executive officers in 2004.

Discretionary Cash Bonuses

        The Committee believes that periodic discretionary cash bonuses are necessary to retain and encourage a successful management team. The amount of a discretionary cash bonus is determined by evaluating a number of quantitative and qualitative factors. Specific factors considered were pipeline advancement, strategic partnership initiatives, collaboration development, clinical trials' progress, cost containment efforts and financing activities. These financial and non-financial factors were compared to overall corporate goals established by the Committee and the Consultant's recommendations regarding comparable levels of variable cash compensation for similar positions of responsibility.

Long-term incentive compensation

        Long-term incentive compensation, in the form of stock grants, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. Stock option or Restricted Stock grants are made periodically to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Company believes that stock grants: (1) align executive interests with Shareholder interests by creating a direct link between compensation and Shareholder return; (2) give executives a significant, long-term interest in the Company's success; and (3) help retain executive talent in a competitive market.

        Stock grants are based on various factors including corporate performance, responsibilities of the individual officers, their expected future contributions, the amount and price of prior grants, and many of the factors listed in the Discretionary Cash Bonuses section of this report. The amount of stock granted is based on the Committee's evaluation of an executive's ability to impact future corporate results and is directly proportional to job responsibility. The Company's determination of whether stock grants are appropriate is also based upon individual performance measures established for each individual executive. All awards are made at a level calculated to be competitive within the biotechnology industry as well as a broader group of companies of comparable size, maturity, and complexity.

Chief Executive Officer Compensation

        Dr. Rothberg has served as Chief Executive Officer, President and Chairman of the Board since the formation of the Company in 1991. After a review by the Consultant of comparable company base salaries for similar positions of responsibility, a base salary increase of 5% was awarded to Dr. Rothberg in December 2004, resulting in a base salary for 2005 of $420,000. In January 2005, the Committee awarded Dr. Rothberg a cash bonus of $200,000, and a grant of 160,000 CuraGen stock options, based on his 2004 performance.

        During 2004, under Dr. Rothberg's leadership, the Company built upon its expertise and created a pipeline of potential drugs. CuraGen also strengthened its long term financing ability by selling a total of $110 million aggregate principal amount of notes bearing an interest rate of 4.00% during the first quarter. In the course of 2004, the Company also announced a license and collaboration agreement with TopoTarget to develop and commercialize a novel histone deacetylase (HDAC) inhibitor for the treatment of solid and hematological cancers. The two companies also agreed to work together to identify additional candidates from TopoTarget's extensive HDAC inhibitor library for clinical development. In addition, in 2004 an agreement was forged with Seattle Genetics, Inc. in which the Company licensed Seattle Genetics' proprietary ADC technology for use with CuraGen's proprietary antibodies for the treatment of cancer. A restructuring of the organization in October 2004, resulted in substantial cost-cutting measures while, all clinical and pre-clinical goals continued to be met. To that end, during 2004, the Company advanced three promising therapeutics through human clinical trials, including two oncology programs now in Phase II efficacy studies, one Phase I study for the treatment of kidney disease, and two additional therapeutics that are expected to enter clinical trials in 2006. Finally, in 2004, 454 began providing whole genome sequencing services for clients in the fields of drug development, agriculture, biodefense, industrial applications, and academia. 454 was also awarded $7.4 million in grants from the National Human Genome Research Institute to support 454's efforts over the next three years to further improve and test its technology.

THE COMPENSATION COMMITTEE:
David R. Ebsworth, Ph.D., Chairman
Robert E. Patricelli, J.D.

PERFORMANCE GRAPH

        The performance graph set forth below shows the value of an investment of $100 on December 31, 1999 through December 31, 2004 in each of the Company's Common Stock, the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) (the "Nasdaq U.S. Index") and the Nasdaq CRSP Total Return Index for Biotechnology Stocks (the "Nasdaq Biotechnology Index"). Although the total return for the Company's Common Stock and for each index assumes the reinvestment of dividends, dividends have never been declared on the Company's Common Stock. The historical stock price performance of the Company's Common Stock shown in the performance graph below is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG CURAGEN CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

REPORT OF AUDIT COMMITTEE

        In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is also responsible for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP, the Company's independent registered public accounting firm. During 2004, the Audit Committee met seven times and discussed the financial statements contained in each public filing with the management of the Company and Deloitte & Touche LLP prior to public release. The Audit Committee also considered the status of taxation matters and other areas of oversight relating to the financial reporting, internal control and audit process that the Audit Committee deemed appropriate.

        The Audit Committee is currently composed of three non-employee Directors and acts pursuant to the Audit Committee Charter. The Board and the Audit Committee believe that the Audit Committee's current member composition satisfies the rules of Nasdaq that governs Audit Committee composition, including the requirements that all Audit Committee members are "independent directors" as that term is defined by NASD Rule 4200(a)(14); all Audit Committee members are able to read and understand fundamental financial statements; and at least one Audit Committee member is financially sophisticated.

        The Board and the Audit Committee have considered the SEC's Release No. 33-8177 and the requirements concerning an "Audit Committee Financial Expert". The Board and the Audit Committee have determined that its Chairman, John H. Forsgren, qualifies as an "Audit Committee Financial Expert" and that he is also independent from the Company's management under the new SEC standards.

        The Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2004 with management and Deloitte & Touche LLP. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees", which include, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has received written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", which relates to the accountant's independence from the Company and its related entities, and has discussed with Deloitte & Touche LLP their independence from the Company.

        Based on the review and discussions referred to herein, the Audit Committee has recommended to the Company's Board of Directors that the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for the calendar year ended December 31, 2004, for filing with the SEC.

THE AUDIT COMMITTEE:
John H. Forsgren, Chairman Vincent T. DeVita, Jr., M.D. Patrick J. Zenner

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The Board appointed Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ended December 31, 2004. Deloitte & Touche LLP has been regularly engaged by the Audit Committee to audit the Company's annual financial statements and for other purposes. Representatives from Deloitte & Touche LLP are expected to be present at the Meeting, with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from Shareholders.

        Aggregate fees billed to the Company for the fiscal years ended December 31, 2004 and 2003 by the Company's principal accountant, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") were as follows:

	2004	2003
Audit fees	$561,900	$120,000
Audit-related fees	8,000	13,000
Tax fees	19,050	42,800
All other fees	—	—

Total	$588,950	$175,800

        Audit fees include fees for professional services provided in connection with the annual audit of the Company's consolidated financial statements, quarterly reviews of the Company's consolidated financial statements, comfort letters and consents required to complete the year-end audits of the consolidated financial statements. In 2004, audit fees also include fees for professional services rendered for the audits of (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

        Audit-related fees include fees for the audit of the Company's 401 (k) Plan and for 454's stand-alone grant audit.

        Tax fees include fees for review of the Company's and 454's corporate income tax returns.

Pre-Approval Policy of Audit Committee

        Consistent with SEC policies, the services performed by Deloitte & Touche in 2004 and 2003 were pre-approved in accordance with the pre-approval policy included within the Audit Committee Charter. The Audit Committee pre-approves all audit services and permitted non-audit services performed or proposed to be undertaken by the independent registered public accounting firm (including the fees and terms thereof), except where such services are determined to be de minimis under the Exchange Act, giving particular attention to the relationship between the types of services provided and the independent registered public accounting firm's independence. Pre-approval may be of classes of permitted services, such as "annual audit services," "tax consulting services", or similar broadly defined predictable or recurring services. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than ten percent of the Company's Common Stock ("Reporting Persons"), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports and written representations received by the Company from the reporting persons that no other reports were required, the Company believes that during the fiscal year ended December 31, 2004, its executive officers, directors and greater than ten percent Shareholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act.

CODE OF ETHICS AND CORPORATE CODE OF CONDUCT

        The Company has adopted a Code of Ethics that applies to the Chief Executive Officer and all senior financial officers, including the Chief Financial Officer and Vice President of Finance, of the Company and its subsidiaries. The Code of Ethics is available at www.curagen.com. Disclosures regarding any amendments to, or waivers from, provisions of the Code of Ethics, will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of Nasdaq.

        The Company has also adopted a Corporate Code of Conduct that applies to all employees and Directors of the Company and its subsidiaries and serves to provide a clear understanding of the principles of business conduct and ethics that are expected of them. The Corporate Code of Conduct is available at www.curagen.com. Disclosures regarding any amendments to, or waivers from, provisions of the Corporate Code of Conduct that apply to our Directors or executive officers, will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of Nasdaq.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Audit Committee reviews and approves all related-party transactions in advance.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

        Under Rule 14a-8 promulgated under the Exchange Act, Shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of Shareholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement distributed to Shareholders prior to the Annual Meeting of Shareholders in the year 2006, a Shareholder proposal must be received by the Company no later than December 5, 2005 and must otherwise comply with the requirements of Rule 14a-8. In order to be considered for presentation at the Annual Meeting of Shareholders in the year 2006, although not included in the proxy statement, a Shareholder proposal or nomination(s) must comply with the requirements of the Company's By-Laws and be received by the Company no later than February 18, 2006 and no earlier than January 19, 2006. Shareholder proposals should be delivered in writing to Elizabeth A. Whayland, Corporate Secretary, CuraGen Corporation, 555 Long Wharf Drive, 11th Floor, New Haven, Connecticut 06511. A copy of the Company's By-Laws may be obtained from the Company upon written request to Ms. Whayland.

OTHER BUSINESS

        The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

ANNUAL REPORT ON FORM 10-K

        The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (other than exhibits thereto) filed with the SEC, provides additional information about the Company and is available on the Internet at www.curagen.com and to beneficial owners of the Common Stock without charge upon written request to the Investor Relations Department, CuraGen Corporation, 555 Long Wharf Drive, 11th Floor, New Haven, Connecticut 06511.

MAP AND DIRECTIONS TO OMNI NEW HAVEN HOTEL AT YALE

155 Temple Street
New Haven, Connecticut 06510
Telephone: (203) 772-6664
Facsimile: (203) 974-6777

ELM STREET
YALE CAMPUS
COLLEGE STREET
NEW HAVEN GREEN
TEMPLE STREET
CHURCH STREET
N
COURT ST.
ORANGE STREET
CHAPEL STREET
PALACE THEATER
SHUBERT THEATER
YALE CO-OP MALL
CENTER STREET
CROWN STREET
NEW HAVEN COLISEUM
GEORGE STREET

From I-91 South:
Take Exit # 3 (Trumbull Street) – go to the third traffic light and take a left onto Temple Street. Follow Temple Street and proceed through three traffic lights. After the third traffic light, the Hotel is located on the left (155 Temple Street)

From I-95 North and I-95 South:
Take Exit # 47 and proceed onto Route 34. Take Exit #1 on Route 34 and follow to the first traffic light. Turn right at light (Church Street) and follow to the third traffic light. Turn left at the third traffic light (Chapel Street) and follow to the first traffic light – turn left (Temple Street) and the hotel is on your left (155 Temple Street). Directional city signage (Large yellow signs) is also available to assist from the I-95 exits.

CURAGEN CORPORATION

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF CURAGEN CORPORATION

        The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 5, 2005, in connection with the Annual Meeting to be held at 10:00 a.m. on Wednesday, May 4, 2005 at the Omni New Haven Hotel at Yale, located at 155 Temple Street, New Haven, Connecticut 06510, and hereby appoints Jonathan M. Rothberg, Ph.D. and David M. Wurzer, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of CuraGen Corporation registered in the name provided herein which the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

Election of Directors (or if the nominees are not available for election, such substitute as the Board of Directors may designate)

Nominees:	John H. Forsgren	Robert E. Patricelli, J.D.

SEE REVERSE SIDE FOR PROPOSAL. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

(SEE REVERSE SIDE)

☒ Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposal 1.

1.	Election of Directors (See reverse).	FOR	☐	WITHHELD	☐
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature:	Date
Signature:	Date

QuickLinks

TABLE
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE — ELECTION OF DIRECTORS
MANAGEMENT AND EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
REPORT OF AUDIT COMMITTEE
PRINCIPAL ACCOUNTANT FEES AND SERVICES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS AND CORPORATE CODE OF CONDUCT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
OTHER BUSINESS
ANNUAL REPORT ON FORM 10-K
MAP AND DIRECTIONS TO OMNI NEW HAVEN HOTEL AT YALE